Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kofax Limited 2012 Equity Incentive Plan of our report dated 03 September 2013, with respect to the consolidated financial statements of Kofax plc included in the Registration Statement (Form F-1 No. 333-191554) and related Prospectus of Kofax Limited dated 05 December 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Reading, United Kingdom

10 December 2013